Exhibit 99.1

West Coast Ventures Group Corp. Announces Launch of Expansion Plan with Six Properties under Fully Executed Acquisition LOI’s

Company Signs Letters of Intent to Acquire Complimentary Fast-Casual Operations

DENVER, CO   February, 13th, 2018.  West Coast Ventures Group Corp. (OTC: WCVC)(“Company”) which wholly owns fast-casual dining concept ILLEGAL BURGER, a hand-crafted Burger + Bar fast-casual dining concept, announced today the Company has recently signed multiple Letters of Intent to acquire complimentary successful fast-casual operations in Colorado and Arizona. Subject to fully executed definitive documents, with these acquisitions the Company stands to increase annual revenue by 3X to over $9,700,000.

“We are considered a disruptor in the highly charged and competitive fast-casual dining space in the Denver area. As such we have assiduously pursued these strategic acquisitions including a $3,200,000 revenue size restaurant in Phoenix, AZ. All the subject properties are now off the market as we negotiate definitive documents for closing”, stated Company CEO James Nixon, adding, "We believe these fully executed Letters of Intent demonstrate the Company’s success in launching its growth strategy in addition to its ongoing commitment to build long-term shareholder value.”

Information regarding each LOI signed by the Company is summarized below:

1) Company has signed an LOI for each of two (2) new ILLEGAL BURGER restaurant locations in Lafayette and Denver, CO.  Pursuant to the LOI’s, each location requires $150,000 for build-out which is expected to generate an approximately  $1,600,000 in combined annual revenues.

2) Company has signed an LOI to purchase the RnR Restaurant (“RnR”) and all its associated IP located in Scottsdale, AZ. RnR generated revenue of approximately   $3.2 million in 2017 with over $300,000 in pre-tax income. IP is defined as all   Trademarked IP - logo, name, website, all social media platform ownership,   franchise rights.

3) Company has signed an LOI to purchase the remaining (2) El Senor Sol restaurants and all associated IP located in Centennial and Littleton, CO. These two El Senor’s generated revenue of approximately $1.5MM in 2017 with over $200,000 in pre-tax income.

4) Company has signed an LOI to purchase 100% ownership of Komotodo Sushi Burrito Restaurant in Denver in an all stock deal, including IP which includes trademarks, franchising rights, franchise offering documents, website, social media and related IP.

ABOUT West Coast Ventures Group

Based in Denver, Colorado, West Coast Ventures Group Corp. (WCVC) develops, owns and operates two contemporary restaurant concepts:  ILLEGAL BURGER, a quick-casual Burger + Bar concept, and El Señor Sol, a full-service fresh Mexican restaurant.  Led by seasoned restaurant entrepreneurs, WCVC management is committed to scaling both modern sustainable concepts into national franchise models operating metro-styled restaurants serving only the finest and freshest natural ingredients.

For Further Information:

https://www.westcoastventuresgroupcorp.com/

https://www.illegalburger.com/

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of WCVC and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” "expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on WCVC’s current expectations and beliefs concerning future developments and their potential effects on WCVC. There can be no assurance that future developments affecting WCVC will be those anticipated by WCVC. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual actions taken or results or performance to be materially different from those expressed or implied by such forward-looking statements. WCVC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.